UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

EMPIRE STATE REALTY OP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Indenture and Notes

On August 12, 2014, Empire State Realty OP, L.P., a Delaware limited partnership and operating partnership (the “Operating Partnership”) of Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), completed its previously announced private placement of $250 million principal amount of 2.625% Exchangeable Senior Notes due 2019 (the “Notes”). The Notes are governed by the terms of an indenture, dated as of August 12, 2014 (the “Indenture”), by and among the Company, the Operating Partnership and Wilmington Trust, National Association, as trustee (the “Trustee”).

The net proceeds from the offering of the Notes were approximately $247.0 million, after deducting fees and estimated expenses payable by the Operating Partnership. The Operating Partnership expects to use the net proceeds from the offering to reduce amounts outstanding under its revolving credit facility, including amounts used to finance its recent property acquisitions and to repay mortgage debt.

The Notes are the senior unsecured obligations of the Operating Partnership and bear interest at a rate of 2.625% per annum, payable semi-annually in arrears on August 15 and February 15 of each year, commencing February 15, 2015. The Notes will mature on August 15, 2019, unless earlier repurchased, redeemed or exchanged.

At any time prior to the close of business on the business day immediately preceding May 15, 2019, holders may exchange their Notes at their option only under the following circumstances: (1) during any calendar quarter beginning after September 30, 2014 (and only during such quarter) if the closing sale price of the Class A common stock, $0.01 par value per share, of the Company, which common stock we refer to as ESRT common stock, is more than 130% of the then-current exchange price for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the previous calendar quarter; (2) during the five consecutive business-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each trading day during such five trading-day period was less than 98% of the closing sale price of ESRT common stock, for each trading day during such five trading-day period multiplied by the then current exchange rate; (3) if the Operating Partnership calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate transactions. On or after May 15, 2019, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may exchange their Notes at any time, regardless of the foregoing circumstances.

Upon exchange of Notes, the Operating Partnership will pay or deliver, as the case may be, cash, shares of ESRT common stock or a combination of cash and shares of ESRT common stock, at the Operating Partnership’s election, at an initial exchange rate of 51.4059 shares per $1,000 principal amount of Notes, which corresponds to an initial exchange price of approximately $19.45 per share of ESRT common stock and represents an exchange premium of approximately 22.5% based on the last reported sale price of ESRT common stock of $15.88 on August 6, 2014, the date the Notes offering was priced. The exchange rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of certain stock dividends on ESRT common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, the payment of cash dividends in excess of $0.085 per share per fiscal quarter and certain issuer tender or exchange offers.

The Operating Partnership may not redeem the Notes prior to their maturity date, except to the extent, but only to the extent necessary to preserve the Company’s status as a real estate investment trust, and no “sinking fund” is provided for the Notes, which means that the Operating Partnership is not required to periodically redeem or retire the Notes.

Upon the occurrence of fundamental changes described in the Indenture, holders of the Notes may require the Operating Partnership to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. Upon the occurrence of any make-whole fundamental change described in the indenture, the exchange rate for holders who exchange their notes in connection with any such make-whole fundamental change may be increased.

The Indenture does not contain any financial or maintenance covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries, including the Operating Partnership. The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company or the Operating Partnership) occurs and is continuing, the Trustee by notice to the Operating Partnership, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to the Operating Partnership and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company or the Operating Partnership, 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture provides that, to the extent the Operating Partnership elects, and for up to 270 days, the sole remedy for an event of default relating to certain failures by the Company and the Operating Partnership to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and form of Note, which are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

On August 12, 2014, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchaser of the Notes (the “Initial Purchaser”).

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•	file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer) with the Securities and Exchange Commission covering resales of the ESRT common stock, if any, issuable upon exchange of the Notes, and use commercially reasonable efforts to have the registration statement declared effective on or prior to the 270th day after the original date of issuance of the Notes; and

•	use its commercially reasonable efforts to keep the registration statement effective to and including the earlier of:

•	the 20th trading day immediately following the maturity date of August 15, 2019 (subject to extension in certain circumstances); and

•	the date on which there are no longer outstanding any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of ESRT common stock issued upon exchange of the Notes.

If the Company does not meet these deadlines or if another registration default described in the Registration Rights Agreement occurs, then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured; provided, however, that if a registration default occurs at any time when the notes are not exchangeable, then the additional interest rates will be 0.125% and 0.25% respectively.

Additional interest will not accrue on any Note after it has been exchanged for ESRT common stock. If the maturity date, a redemption date or a fundamental change repurchase date for the Notes occurs and a registration default exists on such date, in addition to any additional interest otherwise payable, the Registration Rights Agreement and the Indenture provide that the Operating Partnership must make a cash payment to each holder of Notes of an amount equal to 3.0% of the principal amount of the Notes outstanding and held by such holder as of the close of business on the third scheduled trading day immediately prior to the maturity date, redemption date or fundamental change repurchase date, as applicable; provided, however, that no such amount shall be paid if the Indenture is amended prior to such date to irrevocably elect to settle exchanges of such Notes solely in cash.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchaser in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Operating Partnership does not intend to file a shelf registration statement for the resale of the Notes. The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated August 12, 2014, by and among Empire State Realty OP, L.P., as issuer, Empire State Realty Trust, Inc., and Wilmington Trust, National Association, as trustee.

4.2	Form of Global Note representing the Operating Partnership’s 2.625% Exchangeable Senior Notes due 2019 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated August 12, 2014, by and among Empire State Realty OP, L.P., Empire State Realty Trust, Inc. and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: August 12, 2014	By:	/s/ David A. Karp
		Name:	David A. Karp
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P. (Registrant)

	By:	Empire State Realty Trust, Inc., as general partner

Date: August 12, 2014	By:	/s/ David A. Karp
		Name:	David A. Karp
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated August 12, 2014, by and among Empire State Realty OP, L.P., as issuer, Empire State Realty Trust, Inc., and Wilmington Trust, National Association, as trustee.

4.2	Form of Global Note representing the Operating Partnership’s 2.625% Exchangeable Senior Notes due 2019 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated August 12, 2014, by and among Empire State Realty OP, L.P., Empire State Realty Trust, Inc. and Goldman, Sachs & Co.